EXHIBIT 23.4

                         [LETTERHEAD OF COZEN O'CONNOR]

November 1, 2006

Maria Pasquale, Esq.
Vice President, Legal & Chief Counsel
Celgene Corporation
86 Morris Avenue
Summit, NJ 07901

Re: S-3 Registration Statement

Dear Maria:

     This will confirm that Cozen O'Connor hereby consents to the use of our name in Celgene's current Registration Statement on Form S-3 in connection with the following reference to our firm under the heading "Experts":

"The statements that relate to trademarks under the caption "Item 1A. Risk Factors--We may not be able to protect our intellectual property and our products may be subject to generic competition" in our annual report on Form 10-K for the fiscal year ended December 31, 2005, and that have been incorporated by reference in this prospectus, have been reviewed by Cozen O'Connor as our special trademarks counsel for these matters and are included herein in reliance upon such review and approval."

                                        Very truly yours,

                                        Cozen O'Connor, P.C.


                                        By: /s/ Camille M. Miller
                                           -------------------------
                                                Camille M. Miller